Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-effective Amendment No. 2 to the Registration Statement on Form S-4 of our report dated March 24, 2016 relating to the consolidated financial statements of Brekford Traffic Safety, Inc., fka Brekford Corp., as of December 31, 2015 and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Stegman & Company

Stegman & Company

Baltimore, Maryland

July 12, 2017